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                                                                    EXHIBIT 15-9

May 14, 2002

DTE Energy Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries for the periods ended March 31, 2002 and 2001, as indicated in our report dated April 23, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is incorporated by reference in the following Registration Statements:

                FORM                                      REGISTRATION NUMBER

                Form S-3                                  33-57545
                Form S-8                                  333-00023
                Form S-4                                  333-89175
                Form S-8                                  333-61992
                Form S-8                                  333-62192
                Form S-3                                  333-74338

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche LLP
Detroit, Michigan